UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2025

FibroBiologics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41934	86-3329066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 E. Medical Center Blvd, Suite 300
Houston, Texas		77598
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281 671-5150

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	FBLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2025, FibroBiologics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which (i) the Company agreed to issue and sell to the Purchasers, in a registered direct offering (the “Registered Direct Offering”), 5,227,275 shares (the “Shares”) of the Company’s common stock, $0.00001 par value per share (the “Common Stock”). The price of each Share in the Registered Direct Offering is $0.33 (the “Offering Price”).

Additionally, pursuant to the Purchase Agreement, the Company will issue to the Purchasers, in a concurrent private placement, warrants to purchase one share of its Common Stock for each Share of Common Stock purchased in the Registered Direct Offering for an aggregate of 5,227,275 shares of Common Stock (the “Warrants”). The exercisability of the Warrants is subject to stockholder approval as described below. The exercise price of the Warrants is $0.33 per share.

The gross proceeds to the Company from the offerings are expected to be approximately $1.7 million, before deducting placement agent fees and offering expenses payable by the Company. In addition, if the holders of the unregistered Warrants exercise such Warrants in full for cash following stockholder approval, the Company would receive additional gross proceeds of approximately $1.7 million. However, the Company cannot predict when or if the Warrants will be exercised for cash or exercised at all. It is possible that the Warrants may be exercised on a cashless (net) basis as described below or may expire and never be exercised.

The Registered Direct Offering and concurrent private placement are expected to close on or about December 16, 2025, subject to the satisfaction of customary closing conditions. The Company currently plans to use the net proceeds from the Registered Direct Offering and concurrent private placement for working capital and general corporate purposes.

Pursuant to the terms of the Purchase Agreement, the Company has agreed, subject to limited exceptions, for a period ending 15 days following the closing of the Registered Direct Offering, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents. The Company has also agreed not to enter into a Variable Rate Transaction (as defined in the Purchase Agreement) for one year after the completion of the Registered Direct Offering, subject to limited exceptions.

H.C. Wainwright & Co., LLC is acting as the exclusive placement agent (the “Placement Agent”) on a “reasonable best efforts” basis, in connection with the Registered Direct Offering and concurrent private placement pursuant to that certain engagement letter, dated November 10, 2025 (the “Engagement Letter”), by and between the Company and the Placement Agent. Pursuant to the Engagement Letter, the Placement Agent will receive (i) a cash fee of 7.0% of the aggregate purchase price paid by the Purchasers in the Registered Direct Offering and (ii) a management fee of 1.0% of the aggregate purchase price paid by the Purchasers in the Registered Direct Offering. In addition, the Company has agreed to pay the Placement Agent non-accountable expenses of $25,000 and clearing fees of $15,950. Additionally, the Company will issue to the Placement Agent (or its designees) warrants to purchase 7.0% of the number of Shares of Common Stock sold in this the Registered Direct Offering (or warrants to purchase up to 365,909 shares of Common Stock), at an exercise price of $0.4125 per share (the “Placement Agent Warrants”). The Placement Agent Warrants will expire five years from the commencement of the sales in this offering.

Except as provided above, the Placement Agent Warrants will have substantially the same terms as the Warrants issued in the private placement being conducted concurrently with the Registered Direct Offering.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Registered Direct Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-284663) that was originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 3, 2025, and became effective on February 10, 2025, and the base prospectus contained therein and a prospectus supplement thereto that will be filed by the Company with the SEC.

Terms of Warrants

The Warrants have an exercise price of $0.33 per share of Common Stock. The Warrants will not be exercisable until, and are subject to, approval by the Company’s stockholders of the issuance of the Warrant Shares and will expire five years following the date of the stockholder approval, if it is obtained. The Company intends to submit the issuance of the Warrant Shares upon exercise of the Warrants for approval of its shareholders, but there can be no assurance that such approval will be obtained. A holder of the Warrants will not have the right to exercise any portion of its Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of Common Stock outstanding immediately after giving effect to such exercise. The Company has agreed to file a registration statement with the SEC to register the resale of the Warrant Shares as soon as practicable (and in any event by January 8, 2026) and to use commercially reasonable efforts to cause such registration statement to become effective by January 23, 2026 (or by February 22, 2026 in the event the SEC elects to review the registration statement). If at the time of exercise of the Warrants there is no effective registration statement registering the Warrant Shares for resale or the prospectus contained therein is not available for the resale of the Warrant Shares by the holder of the Warrants, then the Warrants may also be exercised, in whole or in part, by cashless (net) exercise. The exercise price of the Warrants is subject to customary adjustment for stock splits, stock dividends, stock combinations, and similar capital transactions or such other event as further described in the Warrants.

Voting Agreements

On December 14, 2025, each of Pete O’Heeron, our Chief Executive Officer, and the purchaser party to the securities purchase agreement, dated November 18, 2025, between the Company and such purchaser, entered into voting agreements pursuant to which they have agreed to vote shares of the Company’s voting stock over which they or any of their affiliates have voting control in favor of the issuance of the shares issuable upon the exercise of the warrants issued pursuant to the Purchase Agreement and the shares issuable upon the exercise of the warrants issued pursuant to the securities purchase agreement, dated November 24, 2025, between the Company and the investors party thereto, for the purposes of compliance with the stockholder approval rules of Nasdaq.

The foregoing summaries of the Purchase Agreement, Warrant, Placement Agent Warrant and Voting Agreements do not purport to be complete and are subject to and are qualified in their entirety by copies of the forms of such documents filed as Exhibits 10.1, 4.1, 4.2, and 10.2 respectively, to this Current Report on Form 8-K (“Form 8-K”) and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Form 8-K relating to (i) the issuance of the Warrants to the Purchasers pursuant to the Purchase Agreement, including the Warrant Shares to be issued in connection with exercises of the Warrants, and (ii) the issuance of the Placement Agent Warrants to the Placement Agent (or its designees) pursuant to the Engagement Letter, including the shares of Common Stock to be issued in connection with exercises of the Placement Agent Warrants, is incorporated by reference herein in its entirety.

The maximum number of shares of Common Stock of the Company that may be issued through the exercise of the Warrants is 5,227,275 shares, subject to customary anti-dilution adjustments. The maximum number of shares of Common Stock of the Company that may be issued through the exercise of the Placement Agent Warrants is 365,909 shares, subject to customary anti-dilution adjustments.

The offer and sale of the Warrants and the Warrant Shares to be issued in connection with exercises of the Warrants pursuant to the Purchase Agreement and the offer and sale of the Placement Agent Warrants and the shares of Common Stock to be issued in connection with exercises of the Placement Agent Warrants pursuant to the Engagement Letter was and will be made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. This Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release announcing the Registered Direct Offering and concurrent private placement on December 15, 2025. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01 and contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Form of Securities Purchase Agreement, dated December 14, 2025, between FibroBiologics, Inc. and the purchasers named therein
10.2	Form of Voting Agreement
23.1	Consent of Sichenzia Ross Ference Carmel LLP (contained in Exhibit 5.1)

99.1	Press Release dated December 15, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FibroBiologics, Inc.

Date:	December 15, 2025	By:	/s/ Peter O'Heeron
Peter O'Heeron Chief Executive Officer